03:05:08 p.m. 03-01-2023	3	7758842734

DocuSign Envelope ID: F541EE86-570D-4470-AD24-62714E0B5EF0

Filed in the Office of	Business Number E0254042016-2
F Aguilar	Filing Number 20232994165
Secretary of State State Of Nevada	Filed On 3/1/2023 2:05:00 PM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE **DARK** INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: AGRIFY CORPORATION

Entity or Nevada Business Identification Number (NVID): NV20161331161

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.06%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

DocuSign Envelope ID: F541EE86-570D-4470-AD24-62714E0B5EF0

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See below for amendment to Article 3. (attach additional page(s) if necessary)
6. Signature: (Required)	DocuSigned by: X [signature] — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The first sentence of ARTICLE 3 of the Articles of Incorporation of AGRIFY CORPORATION shall be amended to read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 203 million, consisting of: 200 million shares of Common Stock, par value $0.001 per share ("Common Stock") and 3 million shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION OF
AGRIFY CORPORATION
(Entity ID NV20161331161)

Pursuant to the provisions of NRS 78.380 and 78.38578.390 the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is AGRIFY CORPORATION (the "**Company**").

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation at the Special Meeting of Shareholders ("**Special Meeting**") held online on February 28, 2023, in the manner prescribed by law.

THIRD: At the close of business on January 13, 2023, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 20,740,977 shares of the Company's Common Stock, each being entitled to one vote, representing all of the outstanding voting securities of the Company entitled to vote at the Meeting.

FOURTH: At the Special Meeting, the holders of 11,610,632 shares or 55.97 percent of the Company's Common Stock were represented in person or by proxy constituting a quorum.

FIFTH: The votes of the shareholders cast by ballot or proxy approving an Amendment to the corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000, were as follows:

FOR:	10,591,334
AGAINST:	990,577
ABSTAIN:	28,721

Dated this 1st day of March 2023.

AGRIFY CORPORATION

By: DocuSigned by: [signature] 2F30F1AFF9F8423...

Name: Raymond Chang

Title: Chief Executive Officer

EXHIBIT "A"

The first sentence of **ARTICLE 3** of the Articles of Incorporation of **AGRIFY CORPORATION** shall be amended to read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 203 million, consisting of: 200 million shares of Common Stock, par value $0.001 per share ("Common Stock") and 3 million shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").